UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 283-0724

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 16, 2012, First Savings Financial Group, Inc., the holding company for First Savings Bank, F.S.B., announced its financial results for the year and quarter ended September 30, 2012. The press release announcing financial results for the year and quarter ended September 30, 2012 is filed as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events

On November 16, 2012, the Company’s Board of Directors approved a new stock repurchase program whereby the Company may repurchase up to 230,217 shares, or approximately 10%, of its outstanding common stock either on the open market or through private transactions and will commence upon the completion of the stock repurchase program announced in October 2010. For further information, see the Company’s press release dated November 16, 2012, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on November 16, 2012, the Company’s Board of Directors declared a special dividend of $0.40 per share of the Company’s common stock. The special dividend will be payable on December 31, 2012 to stockholders of record on November 30, 2012. For further information, see the Company’s press release dated November 16, 2012, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits

Number	Description

99.1	Press Release dated November 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Dated: November 20, 2012	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer